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                                                                     EXHIBIT 4.5



THIS PURCHASE OPTION HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS. THIS PURCHASE OPTION AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS PURCHASE OPTION MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR PURSUANT TO AN EXEMPTION THEREFROM UNDER THE ACT AND SUCH LAWS, SUPPORTED BY AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

THIS PURCHASE OPTION MAY NOT, IN ANY EVENT, BE TRANSFERRED TO ANY PERSON OR ENTITY THAT IS NOT AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501, PROMULGATED UNDER THE ACT.

                              UNIT PURCHASE OPTION

                               FOR THE PURCHASE OF

                     264,000 UNITS, EACH UNIT CONSISTING OF

                    ONE SHARE OF COMMON STOCK AND ONE WARRANT

                                       OF

                       VIDEO NETWORK COMMUNICATIONS, INC.

                            (A DELAWARE CORPORATION)

1.     Purchase Option.

       THIS CERTIFIES THAT, in consideration of $100 and other good and valuable consideration duly paid by or on behalf of _________________________ ("Holder"), as registered owner of this Purchase Option, to Video Network Communications, Inc. ("Company"), Holder is entitled, at any time or from time to time after one day following the six month anniversary of the date hereof ("Commencement Date"), and at or before 5:00 p.m., Eastern Time, ______ __, ____ [54 months after the Commencement Date] ("Expiration Date"), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to 264,000 units ("Units") of the Company. If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Purchase Option may be exercised on the next succeeding day that is not such a day in accordance with the terms herein. During the period ending on the Expiration Date, the Company agrees not to take any action that would terminate the Purchase Option.

       Each Unit consists of one share of the Company's common stock ("Share(s)") and one warrant ("Warrant(s)"). The Warrants are identical to the warrants of the Company currently trading on Nasdaq under the symbol "VNCIW" ("Public Warrants"). Notwithstanding the foregoing, (i) the Holder agrees that the Warrants may not be exercised until one day following the six-month anniversary of the closing ("Closing") of the VNCI Private Placement (as defined below); (ii) the Company will register the Warrants, and Extra Warrants, if any (as defined below) and the shares underlying such warrants in accordance with the registration rights described hereinbelow and as granted to the subscribers in the VNCI Private Placement; and (iii) the Company agrees not to redeem the Warrants (even if the conditions to redemption set forth in the Warrant Agreement have been satisfied) until (a) one day following the six-month anniversary of the Closing and (b) the Warrants, Extra Warrants and the shares underlying such warrants are registered in accordance with the registration rights described hereinbelow and as granted to the subscribers in the VNCI Private Placement. Each Unit is identical to those securities issued to investors pursuant to the Company's Confidential Private Placement Memorandum dated ______ __, 2000 ("Memorandum"). This Purchase Option is initially exercisable at a price per Unit equal to $______[, THE GREATER OF (i) $1.625 OR
(ii) $0.125 ABOVE THE CLOSING SALES PRICE OF A SHARE ON THE DAY PRIOR TO THE CLOSING]; provided, however, that upon the occurrence of any of the events specified in Section 6 hereof, the rights granted by this Purchase Option, including the exercise price and the number of shares of

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Common Stock, Warrants and Extra Warrants, if any, to be received upon such exercise, shall be adjusted as therein specified. The term "Exercise Price" shall mean the initial exercise price or, if adjustments thereto have been made, the adjusted exercise price. The Units and the shares of Common Stock and Warrants comprising the Units, including the "Extra Warrants" (as described in Section 5 hereof), are sometimes collectively referred to herein as the "Securities." This Purchase Option is being issued in connection with the issuance and sale by the Company of identical securities to investors in a private placement for which EarlyBirdCapital, Inc. ("EBC") has acted as placement agent ("VNCI Private Placement").

2.     Exercise.

       2.1 Exercise Form. In order to exercise this Purchase Option, the exercise form attached hereto must be duly executed and completed and delivered to the Company, together with this Purchase Option and payment of the Exercise Price (except as provided in Section 2.3 hereof) in cash or by certified check or official bank check for the Units being purchased. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern time, on the Expiration Date, except as otherwise provided in Section 1 hereof, this Purchase Option shall become null and be void without further force or effect, and all rights represented hereby shall cease and expire.

       2.2 Legend. The Warrants and any Extra Warrants purchased under this Purchase Option shall bear the legends contained on the Warrants and any Extra Warrants issued to investors in the VNCI Private Placement. Each certificate for Common Stock purchased under this Purchase Option shall bear a legend substantially as follows unless the issuance of such Securities by the Company have been registered under the Securities Act of 1933, as amended ("Securities Act"):

              This security has been acquired for investment and has not been registered under the Securities Act of 1933, as amended, or applicable state securities laws. The securities may not be sold, pledged or transferred in the absence of such registration or an exemption therefrom under said Act and such laws, supported by an opinion of counsel, reasonably satisfactory to the Company and its counsel, that such registration is not required.

       2.3    Conversion Right.

              (1) Determination of Amount. In lieu of the payment of the Exercise Price (and in lieu of being entitled to receive Common Stock (except as provided below), Warrants or Extra Warrants) in the manner required by Section 2.1, the Holder shall have the right (but not the obligation) to convert any exercisable but unexercised portion of this Purchase Option into Common Stock ("Conversion Right") as follows: upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any portion of the Exercise Price in cash) that number of shares of Common Stock equal to the quotient obtained by dividing (x) the "Value" (as determined below) of the portion of the Purchase Option being converted by (y) the Common Market Price (as defined below) on the second trading day prior to the date the Company receives this Purchase Option for conversion pursuant to Section 2.3.2 hereof. The "Value" of the portion of the Purchase Option being converted shall equal the remainder derived from subtracting (a) (i) the Exercise Price multiplied by
(ii) the number of Units underlying the portion of this Purchase Option being converted from (b) the product of the number of Units under the portion of the Purchase Option being converted multiplied by the remainder derived from subtracting (y) the Exercise Price from (z) the sum of the Common Market Value plus the Warrant Market Value (as defined below). As used herein, the term "Common Market Price" at any date shall be deemed to be the average last reported sale price of the Common Stock for the five trading days immediately preceding such date, as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or if any such exchange on which the Common Stock is listed is not the principal trading market for the Common Stock, the average last reported sale price of the Common Stock for the five trading days

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immediately preceding such date as furnished by the National Association of
Securities Dealers, Inc. ("NASD") through the Nasdaq National Market or the Nasdaq SmallCap, or, if applicable, the OTC Bulletin Board, or if the Common Stock is not listed or admitted to trading on the Nasdaq National Market or the Nasdaq SmallCap or OTC Bulletin Board or similar organization, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it. As used herein, the term "Warrant Market Price" at any date shall be deemed to be the average last reported sale price of the Warrants for the five trading days immediately preceding such date, as officially reported by the principal securities exchange on which the Warrants are listed or admitted to trading, or, if the Warrants are not listed or admitted to trading on any national securities exchange or if any such exchange on which the Warrants are listed is not the principal trading market for the Warrants, the average last reported sale price of the Warrants for the five trading days immediately preceding such date as furnished by the NASD through the Nasdaq National Market or the Nasdaq SmallCap, or, if applicable, the OTC Bulletin Board, or if the Warrants are not listed or admitted to trading on the Nasdaq National Market or the Nasdaq SmallCap or OTC Bulletin Board or similar organization, then the Common Market Price minus the exercise price of the Warrants.

              (2) Mechanics of Conversion Right. The Conversion Right may be exercised by the Holder on any business day on or after the Commencement Date and not later than the Expiration Date, except as otherwise provided in Section 1 hereof, by delivering to the Company this Purchase Option with a duly executed exercise form attached hereto with the conversion section completed exercising the Conversion Right.

3.     Transfer.

       3.1 General Restrictions; Accredited Investors Only. The Holder of this Purchase Option, by its acceptance hereof, agrees that it will not sell, transfer or assign or hypothecate this Purchase Option prior to the Commencement Date to anyone other than (i) an officer of EBC or (ii) if the Purchase Option was issued and sold to a designee of ECN pursuant to Section 1.3 of the Agency Agreement between the Company and EBC dated ___________, 2000, an officer or partner of any such designee. On and after the Commencement Date, the Holder of this Purchase Option may sell, transfer or assign or hypothecate this Purchase Option to anyone only upon compliance with, or pursuant to exemptions from, applicable securities laws and only if the transferee shall certify to the Company that the transferee is an "accredited investor" as defined in Rule 501 promulgated under the Securities Act. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto duly executed and completed both by the Holder and the transferee as applicable, together with this Purchase Option and payment of all transfer taxes, if any, payable in connection therewith. The Company shall immediately transfer this Purchase Option on the books of the Company and shall execute and deliver a new Purchase Option or Purchase Options of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of shares of Common Stock and Warrants purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

       3.2 Restrictions Imposed by the Securities Act. This Purchase Option and the Securities underlying this Purchase Option shall not be transferred unless and until (i) the Company has received the opinion of counsel for the Holder that this Purchase Option or the Securities, as the case may be, may be transferred pursuant to an exemption from registration under the Securities Act and applicable state law, the availability of which is established to the reasonable satisfaction of the Company, or (ii) a registration statement relating to such Purchase Option or Securities, as the case may be, has been filed by the Company and declared effective by the Securities and Exchange Commission ("Commission") and remains effective and current and is in compliance with applicable state law.

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4.     New Purchase Options to be Issued.

       4.1    Partial Exercise or Transfer. Subject to the restrictions in
Section 3 hereof, this Purchase Option may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Purchase Option for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any Exercise Price and/or transfer tax, the Company shall cause to be delivered to the Holder without charge a new Purchase Option of like tenor to this Purchase Option in the name of the Holder evidencing the right of the Holder to purchase the aggregate number of Units purchasable hereunder as to which this Purchase Option has not been exercised or assigned.

       4.2 Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Purchase Option and of reasonably satisfactory indemnification, the Company shall execute and deliver a new Purchase Option of like tenor and date. Any such new Purchase Option executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

5.     Registration Obligation/Extra Warrants.

       5.1 The Holder of this Purchase Option shall be entitled to the same registration rights with respect to (i) the resale of this Purchase Option, (ii) the sale of the Common Stock and Warrants issuable upon exercise of this Purchase Option, (iii) the sale of the Extra Warrants (as defined in the Subscription Agreement referred to below), and (iv) the sale of the Common Stock issuable upon exercise of the Warrants included in the Units and the Extra Warrants (collectively, the "Registrable Securities") as the Company has granted to investors in the VNCI Private Placement as described in the Subscription Agreement and Investor Information Statement entered into by the Company and each such investor a form of which is attached as Exhibit __ to the Memorandum ("Subscription Agreement"), including, without limitation and subject to the limitations and obligations set forth therein, the mandatory registration obligation set forth in Section 5.A.(1) of Schedule 1 to the Subscription Agreement (described in more detail below in subsection 5.3 below) and the provisions relating thereto as set forth in Section 5.A of Schedule 1 to the Subscription Agreement.

       5.2 Successors and Assigns. The registration rights granted to the Holders inure to the benefit of all the Holders' successors, heirs, pledgees, assignees, transferees and purchasers of the Registrable Securities.

       5.3 Mandatory Registration Obligation. The Company shall file, within 45 days after the Closing of the VNCI Private Placement ("Closing"), a Registration Statement ("Registration Statement") under the Securities Act with the SEC and make appropriate filings in such states as EBC shall reasonably specify, registering for sale or resale, as the case may be and at the sole discretion of the Placement Agent, this Purchase Option and the Common Stock, Warrants and "Extra Warrants" referred to below underlying the Purchase Option. The Company shall use its best efforts to have the Registration Statement declared effective by the 120th day after the Closing ("Target Date"). If the Registration Statement is not declared effective by the SEC and cleared by the National Association of Securities Dealers, Inc. ("NASD") by the Target Date, then on the Target Date and on each monthly anniversary of the Target Date thereafter until the earlier of the effective date of the Registration Statement ("Effective Date") or the nineteenth monthly anniversary of the Target Date, the Company shall issue to EBC (and its designees), Warrants ("Extra Warrants") to purchase a number of shares of Common Stock equal to 5% of the number of Warrants underlying this Purchase Option. The Extra Warrants shall have the same terms as the Warrants sold in the Offering. The Company shall keep the Registration Statement current and effective until all the securities registered thereunder are sold or can be sold freely under an appropriate exemption, without limitation. The Company shall bear all fees and expenses incurred by the Company in connection with the preparation of the Registration Statement and filing it with the SEC and NASD, including the fees (no more

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than $15,000) of one special counsel for all of the holders of the securities sold in the VNCI Private Placement and of the Purchase Options.

6.     Adjustments.

       6.1 Adjustments to Exercise Price and Number of Securities. The Exercise Price and the number of Units (as well as the number of any Extra Warrants issuable hereunder) underlying the Purchase Option shall be subject to adjustment from time to time as hereinafter set forth:

              (1) Stock Dividends, Recapitalization, Reclassification, Split-Ups. If after the date hereof, and subject to the provisions of Section
6.2 below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or by a split-up, recapitalization or reclassification of shares of Common Stock or other similar event, then, on the effective date thereof, the number of shares of Common Stock issuable upon exercise of the Purchase Option shall be increased in proportion to such increase in outstanding shares. Additionally in such event, the number of Warrants and Extra Warrants, if any, shall be increased on an "as if exercised" basis, as if the Purchase Option had been exercised, the Warrants and Extra Warrants, if any, underlying the Purchase Option were outstanding, and then, in accordance with the terms of the Warrant Agreement between the Company and Continental Stock Transfer & Trust Company dated June 18, 1999, as amended August __, 2000 ("Warrant Agreement").

              (2) Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 6.2, the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event, then, upon the effective date thereof, the number of shares of Common Stock issuable on exercise of this Purchase Option shall be decreased in proportion to such decrease in outstanding shares. Additionally in such event, the number of Warrants and Extra Warrants, if any, shall be decreased on an "as if exercised" basis, as if the Purchase Option had been exercised, the Warrants and Extra Warrants, if any, underlying the Purchase Option were outstanding, and then, in accordance with the terms of the Warrant Agreement.

              (3) Adjustments in Exercise Price. Whenever the number of shares of Common Stock issuable upon exercise of this Purchase Option is adjusted, as provided in this Section 6.1, the Exercise Price shall be adjusted (to the nearest cent) by multiplying such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares purchasable upon the exercise of this Purchase Option immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares so purchasable immediately thereafter.

              (4) Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than a change covered by Section 6.1.1 or 6.1.2 hereof or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Purchase Option shall have the right thereafter (until the expiration of the right of exercise of this Purchase Option) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or other transfer, by a Holder of the number of shares of Common Stock of the Company obtainable upon exercise of this Purchase Option immediately prior to such event. The provisions of this Section 6.1.4 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

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              (5)    Changes in Form of Purchase Option. This form of Purchase
Option need not be changed because of any change pursuant to this Section, and Purchase Options issued after such change may state the same Exercise Price and the same number of securities as are stated in the Purchase Options initially issued pursuant to this Purchase Option. The acceptance by any Holder of the issuance of new Purchase Options reflecting a required or permissive change shall not be deemed to waive any rights to a prior adjustment or the computation thereof.

       6.2 Redemption of Warrants. Notwithstanding anything to the contrary contained in the form of Warrants issued to investors in the VNCI Private Placement, the Warrants and Extra Warrants, if any, issuable upon exercise of this Purchase Option cannot, under any circumstances, be redeemed by the Company until such time as they have been issued to the Holder.

       6.3 Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of a share of Common Stock issuable upon the exercise or transfer of this Purchase Option, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down to the nearest whole number of shares of Common Stock or other securities, properties or rights.

       6.4 Notice of Adjustment. Upon the happening of any event requiring an adjustment of the Exercise Price hereunder, the Company shall forthwith give written notice thereof to the Holders stating the adjusted Exercise Price and the adjusted number of shares of Common Stock issuable upon exercise of this Purchase Option resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

7. Reservation and Listing. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon exercise of this Purchase Option, the number of shares of Common Stock and the Warrants and Extra Warrants, if any, issuable upon exercise of this Purchase Option, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Purchase Options and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon the exercise of this Purchase Option and the securities underlying the Purchase Option shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any stockholder. As long as the Purchase Options shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock, Warrants and Extra Warrants, if any, issuable upon exercise of the Purchase Options and the Common Stock issuable upon exercise of the Warrants and Extra Warrants, if any, underlying the Purchase Options to be listed (subject to official notice of issuance) on all securities exchanges (or, if applicable, on Nasdaq) on which the Common Stock and/or Warrants are then listed and/or quoted.

8. Notices of Record Date. Nothing herein shall be construed as conferring upon the Holders the right to vote or consent as a stockholder for the election of directors or any other matter, or as having any right whatsoever as a stockholder of the Company, other than as set forth in Section __ of the Agency Agreement between EBC and the Company dated ________ __, 2000. In case:

       (a) the Company shall take a record of the holders of its Common Stock and Warrants (and/or other stock or securities at the time deliverable upon the exercise of this Purchase Option) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of any class or any other securities, or to receive any other right, or

       (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company, or

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       (c)    of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will deliver or cause to be delivered to the Holder a notice specifying, as the case may be,
(i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Purchase Option) shall be entitled to exchange their shares of Common Stock, Warrants and/or Extra Warrants, if any, (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten
(10) days prior to the record date or effective date for the event specified in such notice, provided that the failure to mail such notice shall not affect the legality or validity of any such action.

       8.1 Transmittal of Notices. All notices, requests, consents and other communications under this Purchase Option shall be in writing and shall be deemed to have been duly made on the date of delivery if delivered personally or sent by overnight courier, with acknowledgment of receipt to the party to whom notice is given, or on the fifth day after mailing if mailed to the party to whom notice is to be given, by registered or certified mail, return receipt requested, postage prepaid and properly addressed as follows: (i) if to the registered Holder of the Purchase Option, to the address of such Holder as shown on the books of the Company, or (ii) if to the Company, to its principal executive office.

9.     Miscellaneous.

       9.1 Amendments. The Company and EBC may from time to time supplement or amend this Purchase Option without the approval of any of the Holders in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and EBC may deem necessary or desirable and that the Company and EBC deem shall not adversely affect the interest of the Holders. All other modifications or amendments shall require the written consent of the party against whom enforcement of the modification or amendment is sought.

       9.2 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Purchase Option.

       9.3 Entire Agreement. This Purchase Option (together with the registration rights provisions in the Subscription Agreement referred to in this Purchase Option) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

       9.4 Binding Effect. This Purchase Option shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Purchase Option or any provisions herein contained.

       9.5 Governing Law; Submission to Jurisdiction. This Purchase Option shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. Each of the Company and the Holder hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Purchase Option shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the Company and the Holder hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be

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

served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at its principal business offices. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys' fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

       9.6 Waiver, Etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Purchase Option shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Purchase Option or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Purchase Option. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Purchase Option shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

       9.7 Exchange Agreement. As a condition of the Holder's receipt and acceptance of this Purchase Option, Holder agrees that, at any time prior to the complete exercise of this Purchase Option by Holder, if the Company and EBC enter into an agreement ("Exchange Agreement") pursuant to which they agree that all outstanding Purchase Options will be exchanged for securities or cash or a combination of both, then Holder shall agree to such exchange and become a party to the Exchange Agreement.

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

       IN WITNESS WHEREOF, the Company has caused this Purchase Option to be signed by its duly authorized officer as of the __ day of ____ , 2000.

                                              VIDEO NETWORK COMMUNICATIONS, INC.



                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title:


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                               NOTICE OF EXERCISE
                     To Be Executed by the Registered Holder
                 In Order to Exercise this Unit Purchase Option

       The undersigned registered Holder hereby irrevocably elects to exercise the attached Purchase Option and to purchase ___ Units of Video Network Communications, Inc. (and to receive any Extra Warrants issuable upon such exercise) and hereby makes payment of $________ (at the rate of $____ per Unit) in payment of the Exercise Price pursuant thereto. Please issue the securities comprising the Units as to which this Purchase Option is exercised in accordance with the instructions given below. The undersigned acknowledges that upon exercise of this Purchase Option, the Company will issue certificates evidencing the shares of Common Stock, Warrants, and Extra Warrants underlying the Units for which this Purchase Option is exercised, and no Units will be issued.

                                       or

       The undersigned Registered Holder hereby irrevocably elects to exercise the attached Purchase Option and to purchase ___ Units of Video Network Communications, Inc. (and to receive any Extra Warrants issuable upon such exercise) by surrender of the unexercised portion of the attached Purchase Option (with a "Value" of $______ based on a "Common Market Price" of $______ and a "Warrant Market Value" of $______). Please issue the securities comprising the Units as to which this Purchase Option is exercised in accordance with the instructions given below.

PLEASE ISSUE CERTIFICATES AS FOLLOWS:

----------------------------------------  PLEASE INSERT SOCIAL SECURITY OR OTHER
                                          IDENTIFYING NUMBER
----------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     (please print or type name and address)
and be delivered to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     (please print or type name and address)

and if such number of Units exercised shall not be all the Units evidenced by the attached Purchase Option, that a new Purchase Option for the balance of such Purchase Option be registered in the name of, and delivered to, the registered Holder at the address stated below.


Dated:
      -------------                             --------------------------------
                                                (Signature of Registered Holder)

                                                --------------------------------

                                                --------------------------------
                                                (Address)

                                                --------------------------------
                                                (Taxpayer Identification Number)

                                                --------------------------------
                                                Signature Guaranteed

                                 ASSIGNMENT FORM

To be executed by the Registered Holder
In order to Assign Purchase Option

FOR VALUE RECEIVED,______________________ hereby sell, assigns and transfer unto

----------------------------------------  PLEASE INSERT SOCIAL SECURITY OR OTHER
                                          IDENTIFYING NUMBER
----------------------------------------


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     (please print or type name and address)

______________________ of the Purchase Options represented by the attached instrument, and hereby irrevocably constitutes and appoints
________________________ Attorney to transfer these Purchase Options on the books of the Company, with full power of substitution in the premises.


Dated:                                         X
      ----------------                          --------------------------------
                                                (Signature of Registered Holder)


                                                --------------------------------
                                                    (Signature Guaranteed)

THE SIGNATURE ON THE ASSIGNMENT OR THE PURCHASE FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS PURCHASE OPTION CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR MIDWEST STOCK EXCHANGE.


                      CERTIFICATION OF STATUS OF TRANSFEREE
            TO BE EXECUTED BY THE TRANSFEREE OF THIS PURCHASE OPTION

       The undersigned transferee hereby certifies to the registered Holder and to Video Network Communications, Inc. that the transferee is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.


Dated:                                        X
      ----------------                         ---------------------------------
                                                   (Signature of Transferee)


                                       11